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                                                                     Exhibit 4.8


               SUPPLEMENTAL INDENTURE ("Supplemental Indenture")
                         dated as of February 15, 1993

                                       to

                            INDENTURE ("Indenture")
                          dated as of December 1, 1991

                                  by and among

                          PNC FUNDING CORP ("Company")

                       PNC BANK CORP. (formerly known as
                       PNC Financial Corp) ("Guarantor")

                                      and

                     CHEMICAL BANK (successor by merger to
                Manufacturers Hanover Trust Company) ("Trustee")

        WHEREAS, Section 9.01(4) of the Indenture provides that the Indenture may be supplemented without consent of the Holders of any Securities to, among other things, make any provisions with respect to matters arising under the Indenture, provided such provisions shall not adversely affect the interests of the Holders of Securities of any series then Outstanding and Coupons, if any, appertaining thereto; and

        WHEREAS, the Company and the Guarantor desire to amend certain terms of the Indenture with respect to any series of Subordinated Debt Securities and Coupons, if any, appertaining thereto that may be issued in The future; and

        WHEREAS, the Company, the Guarantor and the Trustee mutually covenant and represent that they are duly authorized to execute this Supplemental Indenture.


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        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE

WITNESSETH:

                                  ARTICLE ONE

SECTION 1.01.   Definitions.

        Capitalized terms used herein and not otherwise defined herein are used with the same meanings ascribed to such terms in the Indenture.

SECTION 1.02.   Amendment to Section 1.01 of the
                Indenture.

        (a)     Section 1.01 of the Indenture is hereby
amended by adding thereto the following new definitions

                "Existing Company Subordinated Indebtedness" means the Company's 9-7/8% Subordinated Notes Due 2001 and the CCNB Corporation 10.55% Equity Commitment Notes Due 1998 assumed by the Guarantor and the Company.

                "Existing Guarantor Subordinated Indebtedness" means the Guarantor's 8-1/4% Convertible Subordinated Debentures Due 2008, the Citizens Fidelity Corporation Convertible Subordinated Debentures Due 2005, the Guarantor's Guarantee of the Company's 9-7/8% Subordinated notes Due 2001 and the CCNB Corporation 10.55% Equity Commitment Notes Due 1998 assumed by the Guarantor and the Company.

                "Other Company Obligations" means obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

                "Other Guarantor Obligations" means obligations of the Guarantor associated with derivative products such as interest rate and currency exchange contracts, foreign exchange


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        contracts, commodity contracts or any similar arrangements, unless the instrument by which the Guarantor incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Guarantor.

        (b) Section 1.01 of the Indenture is hereby amended further by deleting the definitions of "Senior Company Indebtedness" and "Senior Guarantor Indebtedness" contained therein and replacing such definitions in their entirety by the following:

                "Senior Company Indebtedness" means the principal of and premium, if any, and interest on (i) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, including any series of Securities designated as Senior Debt Securities pursuant to Section 3.01 hereof, and Coupons, if any, appertaining thereto except (A) such indebtedness as is by its terms expressly stated not to be superior in right of payment to any series of Securities designated as Subordinated Debt Securities pursuant to Section 3.01 hereof or to rank pari passu with any series of Securities designated as Subordinated Debt Securities pursuant to Section 3.01 hereof, and (B) any series of Securities designated as Subordinated Debt Securities pursuant to Section 3.01 hereof, the Company's 9-7/8% Subordinated Notes Due 2001, and the CCNB Corporation 10.55% Equity Commitment Notes Due 1998 assumed by the Guarantor and the Company, and (ii) any deferrals, renewals or extensions of any such Senior Company Indebtedness. The term "indebtedness for money borrowed" means any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets.


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        "Senior Guarantor Indebtedness" means the principal of and premium, if any, and interest on (i) all indebtedness of the Guarantor for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, including the Guarantees of any series of Securities designated as Senior Debt Securities pursuant to Section 3.01 hereof, and Coupons, if any, appertaining thereto except (A) such indebtedness as is by its terms expressly stated not to be superior in right of payment to the Guarantees of any series of Securities designated as Subordinated Debt Securities pursuant to Section 3.01 hereof or to rank pari passu with the Guarantees of any series of Securities designated as Subordinated Debt Securities pursuant to Section 3.01 hereof, (B) the Guarantor's 8-1/4% Convertible Subordinated Debentures Due 2008, the Guarantor's Floating Rate Subordinated Notes Due 1997 and the Citizens Fidelity Corporation Convertible Subordinated Debentures Due 2005, and (C) the Guarantees of any series of Securities designated as Subordinated Debt Securities pursuant to Section 3.01 hereof, the Guarantees of the Company's 9-7/8% Subordinated Notes Due 2001, and the CCNB Corporation 10.55% Equity Commitment Notes Due 1998 assumed by the Guarantor and the Company, and (ii) any deferrals, renewals or extensions of any such Senior Guarantor Indebtedness. The term "indebtedness for money borrowed" means any obligation of, or any obligation guaranteed by the Guarantor for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets.

                                  ARTICLE TWO

SECTION 2.01.   Addition of Section 5.10 to the
                Indenture .

        Section 5.10 to be entitled "Limitation on the Covenant Concerning Sale or Issuance of voting Shares of


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Principal Subsidiary Bank" is hereby added to the Indenture reading in full as follows:

        "(a) Notwithstanding Section 5.06, the Guarantor shall be obligated to comply with the covenant set forth in Section 5.06 of the Indenture, entitled "Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Banks," only for so long as there shall be issued and outstanding any Senior Debt Securities and Coupons, if any, appertaining thereto, and no breach of such covenant shall constitute a Default with respect to any series of Subordinated Debt Securities pursuant to Section 7.01(c) of the Indenture.

        (b) Notwithstanding Section 5.09, the Guarantor may omit in respect of any series of Subordinated Debt Securities to comply with the covenant set forth in Section 5.06 of the Indenture, entitled "Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Banks" without obtaining a waiver from any Holders of Subordinated Debt Securities."

                                 ARTICLE THREE

SECTION 3.01.   Replacement of Article Twelve,
                Subordination.

        Article Twelve of the Indenture shall be deleted in its entirety and shall be replaced with the following:


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                                "ARTICLE TWELVE

                                 SUBORDINATION

SECTION 12.01.  Subordinated Debt Securities
                Subordinated to Senior Company
                Indebtedness.

        The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Debt Securities and Coupons, if any, appertaining thereto by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Subordinated Debt Securities and Coupons, if any, appertaining thereto is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Company Indebtedness, subject to Section 12.13.

SECTION 12.02.  Payments upon Dissolution of
                the Company.

        Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture or any supplemental indenture issued pursuant to
Section 3.01 upon the Senior Company Indebtedness and the holders thereof with respect to the Subordinated Debt Securities and Coupons, if any, appertaining thereto and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law),

                (i) the holders of all Senior Company Indebtedness shall first be entitled to receive payment in full in accordance with the terms of such Senior Company Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) before the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto are


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        entitled to receive any payment upon the principal of or premium, if any, or interest on indebtedness evidenced by the Subordinated Debt Securities and Coupons, if any, appertaining thereto;

                (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto would be entitled except for the provisions of this Article Twelve, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Company Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Company Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Company Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Senior Company Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Company Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Company Indebtedness; it being understood that if the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Company Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of the Subordinated Debt Securities


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        and Coupons, if any, appertaining thereto, in the form required in any such proceeding; and

                (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be received by the Trustee or Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto before all Senior Company Indebtedness is paid in full, such payment or distribution shall be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company for all senior Company Indebtedness remaining unpaid until all such Senior Company Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Company Indebtedness.

Subject to the payment in full of all Senior Company Indebtedness, the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be subrogated to the rights of the holders of Senior Company Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Company Indebtedness until the principal of and premium, if any, and interest on the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be paid in full and no such payments or distributions to holders of such Senior Company Indebtedness to which the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the Senior Company Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Company Indebtedness, and the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, be deemed to be a payment by the Company to or on account of the Senior Company Indebtedness. It is understood that the provisions of this Article Twelve (other than Sections 12.04, 12.05 and 12.06) are and are intended solely for the purpose of defining the relative rights


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of the Holders of the Subordinated Debt Securities and Coupons, if any,
appertaining thereto, on the one hand, and the holders of Senior Company Indebtedness, and in the case of Section 12.13, the holders of Existing Company Subordinated Indebtedness and creditors in respect of Other Company Obligations, on the other hand. Nothing contained in this Article Twelve or elsewhere in his Indenture, any supplemental indenture issued pursuant to
Section 3.01, or in the Subordinated Debt Securities and Coupons, if any, appertaining thereto is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Company Indebtedness or Other Company Obligations, and the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining hereto the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto the principal of, premium, if any, and interest on the Subordinated Debt Securities and Coupons, if any, appertaining thereto as and when the same shall become due and payable in accordance with their terms or to affect he relative rights of the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and creditors of the Company, other than the holders of the Senior Company Indebtedness and of Existing Company Subordinated Indebtedness, nor shall anything herein or in the Subordinated Debt Securities and Coupons, if any, appertaining thereto prevent the Trustee or the Holder of any Subordinated Debt Securities and Coupons, if any, appertaining thereto from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Company Indebtedness and of creditors in respect of Other Company Obligations, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Holders of the Subordinated Debt Securities and Coupons; if any, appertaining hereto shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Company Indebtedness, Other Company Obligations, and other


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indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the absence of any such liquidating trustee, agent or other person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Company Indebtedness or Other Company Obligations (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Company Indebtedness or Other Company Obligations (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Company Indebtedness or Other Company Obligations, to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Company Indebtedness or Other Company Obligations held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        With respect to the holders of Senior Company Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Company Indebtedness shall be read into this Article 12 against the Trustee; provided that nothing contained herein shall derogate from covenants or obligations contained in this Indenture, or any supplemental indenture issued pursuant to Section 3.01, with respect to Senior Company Indebtedness that is issued as a series of Securities under this Indenture. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Company Indebtedness by reason of the execution of this Indenture, or any supplemental indenture issued pursuant to
Section 3.01, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Company moneys or assets to which any holders of Senior Company Indebtedness shall be entitled by virtue of this Article Twelve.


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SECTION 12.03.  No Payment when Senior Company
                Indebtedness in Default.

        In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Company Indebtedness, beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Company Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Company Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or principal of or interest on the Subordinated Debt Securities and Coupons, if any, appertaining thereto, or in respect of any retirement, purchase or other acquisition of any of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, shall be made by the Company.

SECTION 12.04.  Guarantees of Subordinated Debt
                Securities Subordinated to Senior
                Guarantor Indebtedness.

        The Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto by his acceptance thereof likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Subordinated Debt Securities and Coupons, if any, appertaining thereto pursuant to the Guarantees thereof is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, subject to Section 12.14.

SECTION 12.05.  Payments upon Dissolution of the
                Guarantor.

        Upon any distribution of assets of the Guarantor upon any dissolution, winding up, liquidation or reorganization of the Guarantor, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of


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the Guarantor or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture or any supplemental indenture issued pursuant to Section 3.01 upon the Senior Guarantor Indebtedness and the holders thereof with respect to the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law),

                (i) the holders of all Senior Guarantor Indebtedness shall first be entitled to receive payment in full in accordance with the terms of such Senior Guarantor Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Guarantor under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) before the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto are entitled to receive any payment upon the principal of or premium, if any, or interest on indebtedness evidenced by the Subordinated Debt Securities and Coupons, if any, appertaining thereto pursuant to the Guarantees thereof;

                (ii) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Trustee would be entitled except for the provisions of this Article Twelve, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Guarantor Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, in accordance


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        with the priorities then existing among holders of Senior Guarantor
        Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Guarantor Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantor Indebtedness; it being understood that if the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Guarantor Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, in the form required in any such proceeding; and

                (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Guarantor being subordinate to the payment of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be received by the Trustee or Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto before all Senior Guarantor Indebtedness is paid in full, such payment or distribution shall be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Guarantor for all Senior Guarantor Indebtedness remaining unpaid until all such Senior Guarantor Indebtedness shall have been paid in full, after giving effect to any


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        concurrent payment or distribution to the holders
        of such senior Guarantor Indebtedness.

Subject to the payment in full of all Senior Guarantor Indebtedness, the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be subrogated to the rights of the holders of Senior Guarantor Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to the Senior Guarantor Indebtedness until the principal of and premium, if any, and interest on the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be paid in full and no such payments or distributions to holders of such Senior Guarantor Indebtedness to which the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the Senior Guarantor Indebtedness shall, as between the Guarantor, its creditors, other than the holders of Senior Guarantor Indebtedness, and the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, be deemed to be a payment by the Guarantor to or on account of the Senior Guarantor Indebtedness. It is understood that the provisions of this Article Twelve (other than Sections 12.01, 12.02 and 12.03) are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, on the one hand, and the holders of Senior Guarantor Indebtedness, and in the case of Section 12.14, the holders of Existing Guarantor Subordinated Indebtedness and creditors in respect of Other Guarantor Obligations, on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture, any supplemental indenture issued pursuant to
Section 3.01, or in the Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Guarantees thereof is intended to or shall impair, as between the Guarantor, its creditors, other than the holders of Senior Guarantor Indebtedness or Other Guarantor Obligations, and the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto the obligation of the Guarantor, which is unconditional and absolute, to pay to the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto the principal, premium, if any, and interest on the Subordinated Debt Securities and Coupons, if any,


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appertaining thereto, pursuant to the Guarantees thereof, as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and creditors of the Guarantor, other than the holders of the Senior Guarantor Indebtedness and of Existing Guarantor Subordinated Indebtedness, nor shall anything herein or in the Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Guarantees thereof prevent the Trustee or the Holder of any Guarantee of the Subordinated Debt Securities and Coupons, if any, appertaining thereto from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Guarantor Indebtedness and of creditors in respect of Other Guarantor Obligations in respect of cash, property or securities of the Guarantor received upon the exercise or any such remedy. Upon any payment or distribution of assets of the Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the senior Guarantor Indebtedness, or Other Guarantor Obligations, and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the absence of any such liquidating trustee, agent or other person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Guarantor Indebtedness or Other Guarantor Obligations (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Guarantor Indebtedness or Other Guarantor Obligations (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is requited with respect to the right of any Person, as a holder of Senior Guarantor Indebtedness or Other Guarantor Obligations, to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness or Other Guarantor Obligations-held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        With respect to the holders of Senior Guarantor Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Guarantor Indebtedness shall be read into this Article Twelve against the Trustee; provided that nothing contained herein shall derogate from covenants or obligations contained in this Indenture, or any supplemental indenture issued pursuant to Section 3.01, with respect to Senior Guarantor Indebtedness that is issued as a series of Securities under this Indenture. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness by reason of the execution of this Indenture, or any supplemental indenture issued pursuant to Section 3.01, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Guarantor moneys or assets to which any holders of Senior Guarantor Indebtedness shall be entitled by virtue of this Article Twelve.

SECTION 12.06.  No Payment When Senior Guarantor
                Indebtedness in Default.

        In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Guarantor Indebtedness, beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Guarantor Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitted the holders of such Senior Guarantor Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or principal of or interest on the Subordinated Debt Securities and Coupons, if any, appertaining thereto, or in respect of any retirement, purchase or other acquisition of any of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, pursuant to the Guarantees thereof, shall be made by the Guarantor.

SECTION 12.07.  No Impairment of Holders' Rights.

        Nothing contained in this Indenture, any supplemental indenture issued pursuant to Section 3.01, or in any of the Subordinated Debt Securities or Coupons, if any, appertaining thereto or the Guarantees thereof shall (i) impair, as between the Company and Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, or as between the Guarantor and the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, the obligations of the Company or Guarantor, as the case may be, to make, or prevent the Company or Guarantor from making, at any time except as provided in Sections 12.02, 12.03, 12.05, 12.06, 12.13 and 12.14, payments of principal, premium, if any, or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company or Guarantor under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Subordinated Debt Securities and Coupons, if any, appertaining thereto, and the Guarantees thereof as and when the same shall become due and payable in accordance with the terms of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and the Guarantees thereof (ii) affect the relative rights of the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and creditors of the Company other than the holders of the Senior Company Indebtedness or of Other Company Obligations or the relative rights of the Holders of the Guarantees of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and creditors of the Guarantor other than the holders of Senior Guarantor Indebtedness or of Other Guarantor Obligations,
(iii) prevent the Holder of any Subordinated Debt Securities and Coupons, if any, appertaining thereto or Guarantee thereof or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Article Twelve of the holders of Senior Company Indebtedness or of Other Company

Obligations in respect of cash, property or securities of the Company received upon the exercise of such remedy and the holders of Senior Guarantor Indebtedness or of Other Guarantor obligations in respect of cash, property or securities of the Guarantor received upon the exercise of such remedy, or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of or premium, if any, or interest on the Subordinated Debt Securities and Coupons, if any, appertaining thereto or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibiting The making of such deposit by the Company or the Guarantor.

SECTION 12.08.  Effectuation of Subordination
                by Trustee.

        Each Holder of Subordinated Debt Securities and Coupons, if any, appertaining thereto by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 12.09.  Knowledge of Trustee.

        Notwithstanding the provisions of this Article or any other provisions of this Indenture or any supplemental indenture issued pursuant to Section 3.01, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Company Indebtedness or any Senior Guarantor Indebtedness (other than Senior Company Indebtedness or Senior Guarantor Indebtedness issued under this Indenture or any supplemental indenture issued pursuant to Section 3.01) or any Other Company Obligations or any Other Guarantor Obligations or of any event which would prohibit the making of any payment or moneys to or by the Trustee or such Paying Agent, unless and until a Responsible officer of the Trustee or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Company Indebtedness or Senior Guarantor Indebtedness or any Other Company Obligations or any Other Guarantor Obligations or from the representative of any such holder.

SECTION 12.10.  Trustee's Relation to Senior Company
                Indebtedness, Senior Guarantor
                Indebtedness, Other Company Obligations
                or Other Guarantor Obligations.

        The Trustee shall be entitled to all of the rights set forth in this
Article in respect of any Senior Company Indebtedness or Senior Guarantor Indebtedness or any Other Company Obligations or any Other Guarantor Obligations at any time held by it in its individual capacity to the same extent as any other holder of such Senior Company Indebtedness or Senior Guarantor Indebtedness or any Other Company Obligations or any Other Guarantor Obligations, and nothing in this Indenture or any supplemental indenture issued pursuant to Section 3.01 shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.  No Waiver of Default or
                Event of Default.

        The failure to make a payment pursuant to the Subordinated Debt Securities and Coupons, if any, appertaining thereto by reason of any provision in this Article shall not be construed as preventing the occurrence of a Default or any Event of Default.

SECTION 12.12.  Claims of the Trustee.

        Nothing contained in this Article Twelve shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 12.13.  Subordinated Debt Securities to Rank
                Pari Passu with Existing Company
                Subordinated Indebtedness; Payment of
                Proceeds in Certain Cases.

        (a) Subject to the provisions of this Section and to any provisions established or determined with respect to Securities of any series pursuant to
Section 3.01, the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall rank pari passu in right of payment with the Existing Company Subordinated Indebtedness.

        (b) Upon the occurrence of any of the events specified in Section 12.02, the provisions of that

Section and the corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Company Subordinated Indebtedness shall be given affect on a pro rata basis to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Senior Company Indebtedness, on the one hand, and the Holders of Subordinated Debt Securities and Coupons, if any, appertaining thereto and holders of Existing Company Subordinated Indebtedness, on the other hand.

        (c) If, after giving effect to the provisions of Section 12.02 and the respective corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Company Subordinated Indebtedness on such pro rata basis, any amount of cash property or securities shall be available for payment or distribution in respect of the Subordinated Debt Securities and Coupons, if any, appertaining thereto ("Excess Proceeds"), and any creditors in respect of Other Company Obligations shall not have received payment in full of all amounts due or to become due on or in respect of such Other Company Obligations (and provision shall not have been made for such payment in money or money's worth), then such Excess Proceeds shall first be applied (ratably with any amount of cash, property or securities available for payment or distribution in respect of any other indebtedness of the Company that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to creditors in respect of Other Company Obligations) to pay or provide for the payment of the Other Company Obligations remaining unpaid, to the extent necessary to pay all Other Company Obligations in full, after giving effect to any concurrent payment or distribution to or for creditors in respect of Other Company Obligations. Any Excess Proceeds remaining after the payment (or provision for payment) in full of all Other Company Obligations shall be available for payment or distribution in respect of the Subordinated Debt Securities and Coupons, if any, appertaining thereto.

        (d) In the event that, notwithstanding the foregoing provisions of subsection (c) of this Section, the Trustee or Holder of any Subordinated Debt Securities or Coupons, if any, appertaining thereto shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Other Company Obligations are paid in full or payment thereof duly provided for, and if such fact shall, at or prior to the time of such payment or distribution have been made known to the Trustee or, as the case may be, such Holder, then and in such event, subject to any obligation that the Trustee or such Holder may have pursuant to Section 12.02, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of asset of the Company for payment in accordance with subsection (c).

        (e) Subject to the payment in full of all Other Company Obligations, the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be subrogated (equally and ratably with the holders of all indebtedness of the Company that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to creditors in respect of Other Company Obligations and is entitled to like rights of subrogation) to the rights of the creditors in respect of Other Company Obligations to receive payments and distributions of cash, property and securities applicable to the Other Company Obligations until the principal of and interest on the Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be paid in full. For purposes of such subrogation, no payments or distributions to creditors in respect of Other Company Obligations of any cash, property or securities to which Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Trustee would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to creditors in respect of Other Company Obligations by Holders of Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Trustee, shall, as among the Company, its creditors other than creditors in respect of Other Company Obligations and the Holders of Subordinated Debt Securities and Coupons, if any, appertaining thereto be deemed to be a payment or distribution by the Company to or on account of the Other Company Obligations.

        (f) The provisions of subsection (c), (d) and (e) of this Section are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto, on the one hand, and the creditors in respect of Other Company Obligations, on the other hand, after giving effect to the rights of the holders of Senior Company Indebtedness, as provided in this

Article. Nothing contained in subsections (c), (d) and (e) of this Section is intended to or shall affect the relative rights against the Company of the Holders of the Subordinated Debt Securities and Coupons, if any, appertaining thereto and (1) the holders of Senior Company Indebtedness, (2) the holders of Existing Company Subordinated Indebtedness or (3) other creditors of the Company other than creditors in respect of Other Company Obligations.

SECTION 12.14.  Guarantees of Subordinated Debt
                Securities to Rank Pari Passu with
                Existing Guarantor Subordinated
                Indebtedness; Payment of Proceeds in
                Certain Cases.

                (a) Subject to the provisions of this Section and to any provisions established or determined with respect to Securities of any series pursuant to Section 3.01,. the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto shall rank pari passu in right of payment with the Existing Guarantor Subordinated Indebtedness.

                (b) Upon the occurrence of any of the events specified in
        Section 12.05, the provisions of that Section and the corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Guarantor Subordinated Indebtedness shall be given affect on a pro rata basis to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Senior Guarantor Indebtedness, on the one hand, and the Holders of Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto and holders of Existing Guarantor Subordinated Indebtedness, on the other hand.

                (c) If, after giving effect to the provisions of Section 12.05 and the respective corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Guarantor Subordinated Indebtedness on such pro rata basis, any amount of cash property or securities shall be available for payment or distribution in respect of the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto ("Excess Proceeds"), and any creditors in respect of Other Guarantor Obligations shall not have received payment in full of all amounts due or to become due on or in respect of such Other Guarantor Obligations (and provision shall not have been made for such payment in money or money's worth), then such Excess Proceeds shall first be applied (ratably with any amount of cash, property or securities available for payment or distribution in respect of any other indebtedness of the Guarantor that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to creditors in respect of Other Guarantor Obligations) to pay or provide for the payment of the Other Guarantor Obligations remaining unpaid, to the extent necessary to pay all Other Guarantor Obligations in full, after giving effect to any concurrent payment or distribution to or for creditors in respect of Other Guarantor Obligations. Any Excess Proceeds remaining after the payment (or provision for payment) in full of all Other Guarantor Obligations Shall be available for payment or distribution in respect of the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto.

        (d) In the event that, notwithstanding the foregoing provisions of subsection (C) of this Section, the Trustee or Holder of any Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto shall have received any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, before all Other Guarantor Obligations are paid in full or payment thereof duly provided for, and if such fact shall, at or prior to the time of such payment or distribution have been made known to the Trustee or, as the case may be, such Holder, then and in such event, subject to any obligation that the Trustee or such Holder may have pursuant to Section 12.05, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of asset of the Guarantor for payment in accordance with subsection (c).

        (e) Subject to the payment in full of all Other Guarantor Obligations, the Holders of the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be subrogated (equally and ratably with the holders of all indebtedness of the Guarantor that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to creditors in respect of Other Guarantor Obligations and is entitled to like rights of subrogation) to the rights of the creditors in respect of Other Guarantor Obligations to receive payments and distributions of cash, property and securities applicable to the Other Guarantor Obligations until the principal of and interest on the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto shall be paid in full. For purposes of such subrogation, no payments or distributions to creditors in respect of Other Guarantor Obligations of any cash, property or securities to which Holders of the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Trustee would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to creditors in respect of Other Guarantor Obligations by Holders of Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto or the Trustee, shall, as among the Guarantor, its creditors other than creditors in respect of Other Guarantor Obligations and the Holders of Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto be deemed to be a payment or distribution by the Guarantor to or on account of the Other Guarantor Obligations.

        (f) The provisions of subsection (c), (d) and (e) of this Section are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto, on the one hand, and the creditors in respect of Other Guarantor Obligations, on the other hand, after giving effect to the rights of the holders of Senior Guarantor Indebtedness, as provided in this Article. Nothing contained in subsections (c), (d) and (e) of this Section is intended to or shall affect the relative rights against the Guarantor of the Holders of the Guarantees of Subordinated Debt Securities and Coupons, if any, appertaining thereto and (1) the holders of Senior Guarantor Indebtedness, (2) the holders of Existing Guarantor Subordinated Indebtedness or (3) other creditors of the Guarantor other than creditors in respect of Other Guarantor Obligations."

                                  ARTICLE FOUR

SECTION 4.01. Amendment of Section 7.01.

        (a) Sections 7.01(b) (1) and (2) of the Indenture are hereby deleted and replaced in their entirety by the following:

                "(1) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Guarantor or any Principal Subsidiary Bank under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official (except for the appointment of a conservator) of the Guarantor or any Principal Subsidiary Bank or of substantially all of its property, or ordering the winding-up or liquidation of its affairs under any such law and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                (2) the filing by the Guarantor or any Principal Subsidiary Bank of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official (except for the appointment of a conservator) of the Guarantor or any Principal Subsidiary Bank or of substantially all of its property under any such law, or the Guarantor or any Principal Subsidiary Bank shall take any corporate action in furtherance of any such action; or

        (b) Section 7.01(c) of the Indenture is hereby amended by deleting the word "or" at the end of subsection (3) thereof, deleting the period at the end of subsection (4) thereof and substituting a semicolon therefor, and adding after subsection (4) the following additional subsections:

                "(5) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable

        Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                (6) the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company or of any substantial part of its property, or the Company shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action."

                                  ARTICLE FIVE

SECTION 5.01.   Other Terms of the Indenture.

                Except as otherwise modified and amended by this Supplemental Indenture, all other terms of the Indenture remain in full force and effect.

SECTION 5.02.   Execution of Multiple Copies.

                The parties to this Supplemental Indenture may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture.

SECTION 5.03.   Governing Law.

                This Supplemental Indenture shall be construed in accordance with and governed by the laws of the jurisdiction which govern the Indenture and its construction.

SECTION 5.04.   Recitals.

        The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 5.05.   Legends.

        In accordance with section 9.06 of the Indenture, Subordinated Debt Securities authenticated and delivered after the execution of this Supplemental Indenture shall bear the following notation:

        "As of February 15, 1993, the Indenture, dated as of December 1, 1991, relating to this Security has been amended by a Supplemental Indenture."

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                 PNC FUNDING CORP

                                 by /s/ R. HAUNSCHILD
                                   -----------------------
                                   Authorized Officer

(CORPORATE SEAL)

Attest:

/s/ WILLIAM F. STROME
------------------------
Secretary

                                 PNC BANK CORP.

                                 by /s/ R. HAUNSCHILD
                                   -----------------------
                                   Authorized Officer

(CORPORATE SEAL)

Attest:

/s/ WILLIAM F. STROME
------------------------
Secretary

                                 CHEMICAL BANK

                                 by /s/ ANNE G. BRENNER
                                    ----------------------------
                                    Assistant Vice President

(CORPORATE SEAL)

Attest:

/s/ G. JOHN KIRSCH
-----------------------
Assistant Secretary